UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, KS 67210

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (316) 526-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2025, Spirit AeroSystems Holdings, Inc.’s wholly owned subsidiary Spirit AeroSystems, Inc., a Delaware corporation (“Spirit”), and Spirit’s wholly owned subsidiary Spirit AeroSystems International Holdings, Inc., a Delaware corporation (“Spirit International” and, together with Spirit, the “Sellers,” and each a “Seller”), entered into a Share Purchase Agreement (the “Agreement”) with Composites Technology Research Malaysia Sdn. Bhd., a Malaysian private limited company (“Buyer”), and, solely for the purposes set forth therein, DRB-HICOM Berhad, a Malaysian public limited company (“Parent”), providing for, among other things, Buyer to acquire from the Sellers all of the outstanding equity interests in Spirit AeroSystems Malaysia Sdn. Bhd., a Malaysian private limited company (the “Company,” and such transaction, the “Transaction”).

Pursuant to the Agreement, the aggregate purchase price to be paid by Buyer in the Transaction is $95.2 million in cash, subject to specified adjustments as set forth in the Agreement.

The closing of the Transaction (the “Closing”) is subject to the approval of Buyer as a purchaser of the business of the Company by (i) the European Commission, either as part of its conditional approval decision of the acquisition of Spirit by The Boeing Company (“Boeing”) or following its conditional approval decision of Boeing’s acquisition of Spirit pursuant to Boeing’s commitment vis-à-vis the European Commission to seek purchaser approval for the divestiture of the business of the Company and (ii) the United States Federal Trade Commission, in each case, in their review of the transactions contemplated by the June 30, 2024 merger agreement between Spirit AeroSystems Holdings, Inc. and Boeing and the ancillary agreements in connection therewith (the “Purchaser Approval Condition”). The Closing is also subject to certain customary closing conditions, including (a) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, if applicable, the receipt of other specified governmental approvals necessary for the consummation of the Transaction (the “Regulatory Condition”), (b) the absence of any law or order issued by a governmental entity that prohibits the Closing (a “Closing Legal Impediment”), (c) subject to qualifications as to materiality, the accuracy of the representations and warranties made by each Seller and Buyer, respectively, (d) the performance in all material respects by each Seller and Buyer of their respective obligations under the Agreement (subject to specified exceptions) and (e) the approval by the shareholders of Parent of Buyer’s and Parent’s entering into, and performing their respective obligations under, the Agreement and other specified transaction documents and consummating the transactions contemplated by the Agreement and such other transaction documents (the “Parent Shareholder Approval”).

The Agreement contains customary representations, warranties and covenants related to the Company, the Sellers and Buyer. Between the date of the Agreement and the Closing, subject to specified exceptions, the Sellers have agreed to cause the Company to (a) use commercially reasonable efforts to operate the Company’s business in the ordinary course of business in all material respects, and (b) not to take specified actions with respect to the business of the Company without the written consent of Buyer.

The Agreement includes termination provisions in favor of the Sellers and Buyer, including that (a) either the Sellers (acting jointly) or Buyer may terminate the Agreement if the Transaction has not been consummated by December 31, 2025, subject to one automatic 90-day extension if, on such date, all of the closing conditions except the Regulatory Condition have been satisfied (or are capable of being satisfied) or waived (such date, as so extended (if applicable), the “Outside Date”), (b) the Sellers (acting jointly) may terminate the Agreement if the Parent Shareholder Approval is not obtained at the meeting of Parent shareholders at which the applicable matters relating to the Transaction have been voted upon or Parent fails to perform or comply with its obligations under the Agreement relating to such meeting of Parent shareholders (and, in the event of such a termination by the Sellers, Buyer would be required to pay the Sellers a termination fee of $7.0 million) and (c) the Sellers (acting jointly) may terminate the Agreement if the Purchaser Approval Condition has not been satisfied by December 31, 2025 or the applicable governmental authority has issued an order or provided a communication opposing or rejecting Buyer as the purchaser of the Company or the business of the Company (and, in the event of such a termination by the Sellers, Sellers would be required to pay Buyer a termination fee of $7.0 million unless a breach by Buyer or its affiliates of obligations under specified provisions of the Agreement relating to governmental approvals caused the Sellers to have such right to terminate the Agreement).

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 2.1 to this report.

The foregoing summary description of the Agreement has been included to provide investors and security holders with information regarding the terms of the Agreement and is qualified in its entirety by the terms and conditions of the Agreement. It is not intended to provide any other factual information about Spirit AeroSystems Holdings, Inc., Buyer or their respective subsidiaries and affiliates, including the Sellers or the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of specified dates and (except as expressly set forth in the Agreement) solely for the benefit of the parties to the Agreement; may be subject to qualifications and limitations agreed upon by such parties, including being qualified by confidential disclosures; were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or reports and other documents filed with the U.S. Securities and Exchange Commission. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective subsidiaries or affiliates. Information concerning the subject matter of representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Spirit AeroSystems Holdings, Inc.’s public disclosures.

Buyer is a supplier to Spirit and certain of its subsidiaries, including the Company.

Item 7.01 Regulation FD Disclosure.

On August 8, 2025, Spirit AeroSystems Holdings, Inc. issued a press release announcing that the Sellers entered into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Exchange Act or any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of August 8, 2025, by and among Composites Technology Research Malaysia Sdn. Bhd., Spirit AeroSystems, Inc., Spirit AeroSystems International Holdings, Inc. and, solely for the purposes set forth therein, DRB-HICOM Berhad.

99.1	Press release dated August 8, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: August 8, 2025	By:	/s/ Irene M. Esteves
	Name:	Irene M. Esteves
	Title:	Executive Vice President and Chief Financial Officer